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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-113165, No. 333-89668, No. 333-73322, No. 333-44202, No. 333-78599, No.
333-48159, No. 333-26593, No. 333-01769, No. 33-35821, No. 33-43580, No.
33-48025, No. 35-48026, No. 33-78622, No. 33-78678, and No. 33-59333 of Symbol
Technologies, Inc on Form S-8 of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and other intangibles in
2002), appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 2003.




DELOITTE & TOUCHE LLP
New York, New York
March 12, 2004